EXHIBIT 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350

AS ADDED BY SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Repro-Med Systems, Inc. (the “Company”) on Form 10-Q(the “Report”) for the period ending August 31, 2011 as filed with the Securities and Exchange Commission , I, Andrew I. Sealfon, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)

the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods expressed in this report.

Date: October 17, 2011

/s/ Andrew I. Sealfon

Andrew I. Sealfon

Principal Executive Officer and Principal Financial Officer